Exhibit 99.1

For more information, contact:
John Hall: (253) 926-4007
jhall@rainierpac.com
**For Immediate Release**	or
Vic Toy: (253) 926-4038
vtoy@rainierpac.com

Rainier Pacific Financial Group, Inc.
Reports Fourth Quarter and Annual Results

Tacoma, Washington – January 29, 2009 – Rainier Pacific Financial Group, Inc. (the “Company”) (NASDAQ GM: RPFG) announced today its fourth quarter and annual results for the periods ended December 31, 2008.  The Company recognized a net loss of ($2.0) million, or ($0.34) per diluted share, for the quarter ended December 31, 2008, compared to net income of $910,000, or $0.15 per diluted share, for the same period in 2007.  For the year ended December 31, 2008, the Company recognized a net loss of ($2.5) million, or ($0.42) per diluted share, compared to net income of $3.9 million, or $0.64 per diluted share, for the year ended December 31, 2007.

The net loss of ($2.0) million for the fourth quarter of 2008 was primarily attributable to a pre-tax other-than-temporary impairment (“OTTI”) charge of $2.8 million relating to one of the Company’s  15 investment securities holdings in pooled trust preferred securities.  The net loss of ($2.5) million for the year was primarily attributable to the combination of the aforementioned $2.8 million OTTI charge on investment securities, and the significantly higher level of  provision for loan losses of $7.0 million during the year ended December 31, 2008 as a result of weakness in the local housing market that led to a deterioration in the underlying collateral values associated with the Company’s portfolio of single-family land development and residential construction loans.

“The local residential housing market slowdown created additional stress for our local builders, which reduced the credit quality of our residential construction and land loan portfolio principally during the second and third quarters of 2008.  At the same time, the ongoing turmoil and continued deterioration in the financial services industry severely reduced the investment quality and fair value of our $108.0 million pooled trust preferred securities.  These investment securities are collateralized debt obligations of 515 FDIC-insured financial institutions and 37 insurance companies that have been pooled into 15 separate issues, all of which are mezzanine tranches.  The troubles currently being experienced throughout the banking industry and an inactive market for trust preferred securities have severely reduced the quality and the value of these investment securities,” said John A. Hall, President and CEO.

The Company’s revenue (i.e., net interest income before provision for loan losses plus non-interest income, exclusive of any impairment charges on investment securities) for the quarter and year ended December 31, 2008 was $8.9 million and $35.9 million, respectively, compared to $9.4 million and $35.9 million for the respective periods ended December 31, 2007.  Net interest income before the provision for loan losses for the quarter and year ended December 31, 2008 was $6.2 million and $25.3 million, respectively, compared to $6.8 million and $26.3 million for the same periods a year ago.  The declines for both the quarter and the year were primarily attributable to the increased level of non-performing assets in 2008.  The Company’s non-performing loans reduced interest income by

$382,000 and $1.1 million, respectively, for the quarter and year ended December 31, 2008 when compared to the same periods in 2007.

The Company’s net interest margin was 3.14% for the quarter ended December 31, 2008, compared to 3.06% and 3.23% for the quarters ended September 30, 2008 and December 31, 2007, respectively.  The yield on the Company’s interest-earning assets was 6.32% for the quarter ended December 31, 2008, compared to 6.15% and 6.88% for the quarters ended September 30, 2008 and December 31, 2007.  For the quarter ended December 31, 2008, the Company’s cost of interest-bearing liabilities was 3.34%, compared to 3.34% and 4.04% for the quarters ended September 30, 2008 and December 31, 2007, respectively.

Non-interest income for the quarter ended December 31, 2008 was $ 2.7 million, excluding the effect of the $2.8 million impairment charge, essentially unchanged from the $2.6 million during the same period in 2007.  For the year ended December 31, 2008, non-interest income was $10.6 million, excluding the effect of the $2.8 million impairment charge, reflecting a 10.4% increase from the $9.6 million earned during the same period in 2007.  This increase was primarily attributable to an $800,000 increase in gains generated on the sale of single-family mortgage loans.

Non-interest expenses were $7.9 million for the quarter ended December 31, 2008, or $484,000 more than the $7.5 million incurred during the same period in 2007.  For the year ended December 31, 2008, non-interest expenses were $28.8 million, or $196,000 less than the $29.0 million incurred during the same period in 2007.  In December 2008, the Company took certain steps relative to its compensation and benefits programs for its executive officers that included eliminating all performance awards under its senior management annual incentive compensation plans for 2008, accepting the voluntary forfeiture by the executive officers and board members of all unvested restricted stock and stock option awards previously granted to the executive officers and board members, and suspending all performance awards under the senior management annual incentive compensation plans for 2009.  The combination of these actions is expected to reduce the Company’s 2009 compensation and benefits costs by approximately $750,000.

Total deposits were $519.2 million at December 31, 2008, compared to $464.1 million at September 30, 2008 and $461.5 million at December 31, 2007.  This reflects an increase at December 31, 2008 of 11.9% and 12.5% from September 30, 2008 and December 31, 2007, respectively.  Core deposits (comprised of checking, savings, money market, and individual retirement accounts) were $256.7 million, or 49.4% of total deposits at December 31, 2008, compared to $226.7 million, or 49.1% of total deposits at December 31, 2007.  Brokered deposit balances were $87.4 million at December 31, 2008, compared to $64.7 million at September 30, 2008 and $60.9 million at December 31, 2007.  For the quarter ended December 31, 2008, the average cost of interest-bearing deposits increased to 2.61%, compared to 2.56% for the quarter ended September 30, 2008, primarily as a result of a $6.5 million increase in the average balances of higher priced certificates of deposit; however, the average cost was 111 basis points less than the 3.72% for the quarter ended December 31, 2007.  For the year ended December 31, 2008, the average cost of interest-bearing deposits decreased 96 basis points to 2.86% from 3.82% in 2007.

In November 2008, the Company took steps to enhance the insurance protection of its customers’ deposits through its voluntary participation in the Federal Deposit Insurance Corporation’s (the

“FDIC”) Transaction Account Guarantee Program, which provides, without charge to the Company’s deposit customers, a full FDIC guarantee on all non-interest bearing transaction accounts and certain other low-interest bearing deposit accounts regardless of the dollar amount in the account.  This guarantee is in addition to the $250,000 per depositor limit on federal deposit insurance coverage through December 31, 2009, which was adopted by the FDIC under the Emergency Economic Stabilization Act of 2008.  The Company has not, however, received any funds from, nor anticipates participating in, the U.S. Treasury’s Capital Purchase Program.

Total loans increased to $672.3 million at December 31, 2008, compared to $664.2 million at September 30, 2008 and $637.0 million at December 31, 2007.  This reflects an increase at December 31, 2008 of 1.2% and 5.5% from September 30, 2008 and December 31, 2007, respectively.  For the quarter ended December 31, 2008, the yield on loans was 6.40%, compared to 6.39% and 7.36% for the quarters ended September 30, 2008 and December 31, 2007, respectively.  Total loan originations were $57.5 million during the quarter ended December 31, 2008, compared to $36.4 million and $67.2 million for the quarters ended September 31, 2008 and December 31, 2007, respectively.  For the year ended December 31, 2008, total loan originations were $240.4 million, compared to $214.7 million for the same period in 2007.  At December 31, 2008, the loan portfolio consisted of 37.7% commercial real estate loans, 22.2% multi-family real estate loans, 12.2% land development and real estate construction loans, 8.4% one- to four-family real estate loans, 6.8% commercial business loans, 6.4% consumer loans (excluding home equity loans), and 6.3% home equity loans.

The Company sold $19.9 million of fixed-rate one- to four-family residential loans during the quarter ended December 31, 2008, which generated $303,000 in net gains, compared to $6.2 million in loan sales and $117,000 in net gains during the same period in 2007.  For the year, the Company sold $68.1 million of single-family loans, which generated $1.2 million in net gains, compared to $23.7 million and $379,000 in net gains during the same period in 2007.  The portfolio of loans serviced for others increased to $148.5 million at December 31, 2008, compared to $135.5 million and $114.6 million at September 30, 2008 and December 31, 2007, respectively.

Non-performing loans, along with real estate owned and other repossessed assets, were $31.4 million, or 3.60% of total assets, at December 31, 2008; compared to $31.9 million, or 3.79% of total assets, at September 30, 2008; and $546,000, or 0.06% of total assets, at December 31, 2007.  The ratio of loans more than 30 days delinquent as a percentage of total loans increased to 4.00% at December 31, 2008, compared to 3.92% and 0.33% at September 30, 2008 and December 31, 2007, respectively.  As of December 31, 2008, 98.0% of the Company’s delinquent loans were concentrated in three single-family residential builder relationships totaling $24.0 million in loans.  Net charge-offs were $914,000 for the quarter ended December 31, 2008, compared to $328,000 for the quarter ended September 30, 2008 and $214,000 for the quarter ended December 31, 2007.  Net charge-offs for the year ended December 31, 2008 were $1.8 million, compared to $804,000 for the year ended December 31, 2007.  The Company’s provision for loan losses was $300,000 for the quarter ended December 31, 2008, compared to $6.0 million for the quarter ended September 30, 2008 and $150,000 for the quarter ended December 31, 2007.  For the year ended December 31, 2008, the Company’s provision for loan losses was $7.0 million compared to $600,000 for the year ended December 31, 2007.  At December 31, 2008, the allowance for loan losses was at $13.3 million or 1.98% of total loans, compared to $13.9 million or 2.10% as of September 30, 2008 and $8.1 million or 1.27% at year-end 2007.

The investment securities portfolio (excluding $13.7 million in Federal Home Loan Bank of Seattle stock holdings) at December 31, 2008 totaled $87.1 million, compared to $102.5 million at September 30, 2008 and $177.0 million at December 31, 2007.  The investment securities portfolio contains $53.1 million of pooled trust preferred securities (representing $108.0 million in par value less $52.1 million in unrealized valuation losses and $2.8 million in OTTI losses) issued by FDIC-insured financial institutions and insurance companies, $22.9 million of mortgage backed securities, and $11.1 million of municipal bonds.

The Company’s investment in the trust preferred securities represents an investment in debt obligations issued by the underlying FDIC-insured financial institutions and insurance companies.  At the end of each calendar quarter, the Company’s management evaluates all of its trust preferred securities for impairment and to determine their fair value.  In the current market environment, these securities have become substantially illiquid, and the valuation of such securities is highly complex and involves a comprehensive process including the use of quantitative modeling and significant management judgment.

As of September 30, 2008, all of the trust preferred securities were investment grade, were paying as-agreed with no shortfall in principal or interest payments, were determined not to involve OTTI, and were determined to have a weighted average fair value of $0.54 for every $1.00 of par value.  During the fourth quarter, Moody’s Investors Service downgraded 180 tranches of 44 trust preferred securities nationwide, including 10 of the Company’s 15 issues to “speculative grade.”  All of the

Company’s 15 separate trust preferred securities remain rated “investment grade” by Fitch Ratings (with a “rating watch negative” for possible downgrade).

Based upon management’s evaluation as of December 31, 2008 of the underlying issuers and the cash flows of the underlying debt obligations, one of the 15 issues held by the Company was determined to involve OTTI.  Under generally accepted accounting principles, when a security is deemed to involve OTTI, it must be written down to its fair value as a charge against the Company’s net income; therefore, the one issue determined to represent OTTI resulted in a non-cash impairment charge of $2.8 million recognized during the quarter ended December 31, 2008.  This $2.8 million charge reduced the carrying amount of the $6.5 million (par value) security on the Company’s balance sheet to a fair value of $3.7 million.  The remaining 14 trust preferred securities held by the Company were determined to not involve OTTI, and their weighted average fair value was estimated by management to be $49.4 million, or $0.49 for every $1.00 of par value, as of December 31, 2008.  The Company has reflected the temporary change in the value of these 14 issues as an unrealized loss of $52.1 million (pre-tax), or $33.9 million net of income tax benefit, as a component of shareholders’ equity (i.e., accumulated other comprehensive loss).

Management closely monitors its trust preferred securities for changes in credit risk, and the Company expects to hold these securities until the market value recovers or they mature.  The effects of these securities on the Company’s earnings and capital position will also continue to be influenced by external market conditions and other factors outside of the Company’s control, including but not limited to; the implementation of Securities and Exchange Commission (the “SEC”) and Financial Accounting Standards Board (“FASB”) guidance on fair value accounting, specific issuer credit deterioration, deferral and default rates of specific issuer financial institutions, failure or government seizure of the underlying financial institution or insurance company issuers, rating agency actions, regulatory actions, and the prices at which observable market transactions in these types of securities occur.  The current market environment significantly limits the Company’s ability to mitigate its exposure to future OTTI conditions and valuation changes in these securities.  Accordingly, if the previously described market conditions deteriorate further or other detrimental factors occur, it is likely that the Company would then determine additional holdings of its trust preferred pooled securities portfolio involve OTTI, and such a determination would correspondingly have a material adverse affect on the Company’s earnings, shareholders’ equity, and regulatory capital.

Total shareholders’ equity at December 31, 2008 was $54.2 million, compared to $57.5 million at September 30, 2008 and $86.8 million at December 31, 2007.  The decline in shareholders’ equity was primarily attributable to the net losses incurred during the quarter and year ended December 31, 2008, and the fair value adjustments recorded in the Company’s portfolio of investment securities.  The Company’s book value and tangible book value per share as of December 31, 2008 were $9.07 and $8.54 per share, respectively, based upon 5,972,931 outstanding shares of common stock.  The number of outstanding shares includes 4,538 restricted shares granted to participants under the Company’s 2004 Management Recognition Plan that have not yet vested or were not ratably earned, and excludes 322,367 unallocated shares held by the Rainier Pacific 401(k) Employee Stock Ownership Plan.  During the quarter ended December 31, 2008, the Company purchased and retired 47,732 shares of its outstanding shares of common stock at an average price of $3.85 per share early in the fourth quarter.  At December 31, 2008, the Company had the authority to purchase an additional 308 shares of common stock under its currently approved stock repurchase program that will automatically expire on February 21, 2009 unless extended. In light of current conditions, the Company is also taking steps to preserve capital and improve earnings.  Accordingly, on January 28, 2009, the Company’s Board of Directors decided to suspend its quarterly cash dividends on its common stock until economic conditions improve.

The Company’s capital ratio (i.e., shareholders’ equity divided by total assets) was 6.21% at December 31, 2008, compared to 6.84% and 9.88% at September 30, 2008 and December 31, 2007, respectively.  Tangible equity to assets was 5.85% at December 31, 2008, compared to 6.46% and 9.48% at September 30, 2008 and December 31, 2007, respectively.  As of September 30, 2008, the Company’s sole operating subsidiary, Rainier Pacific Bank, was categorized as “well capitalized” under regulatory standards with a total risk-based capital ratio of 12.11%.  As a result of the recent investment rating downgrades associated with 10 of the 15 trust preferred securities, the Bank is required to maintain higher levels of capital for these assets.  Accordingly, the Bank’s total risk-based capital ratio as of December 31, 2008, calculated under the regulatory standards, was determined to be 10.63% and remained categorized as “well capitalized”.

“The local housing market slowdown during 2008 reduced  the credit quality of our land development and residential construction loan portfolio, while at the same time the influence of market conditions across the banking industry nationwide have put downward pressure on the value of our  trust preferred securities,” said John A. Hall, President and CEO.  “While these two broader market factors are expected to continue to challenge the Company’s construction loan and trust preferred securities portfolios in 2009, we will remain focused on improving the earnings of our core banking, insurance, and financial planning operations and the Company’s capital position during this difficult operating environment.”

Rainier Pacific Financial Group, Inc. is the bank holding company for Rainier Pacific Bank, a Tacoma, Washington-based state-chartered savings bank operating 14 full-service locations in the Tacoma-Pierce County and City of Federal Way market areas.

For additional information, visit Rainier Pacific’s website at www.rainierpac.com.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision.  These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, the credit risk of lending activities, including changes in the level and trend of loan delinquencies and write-offs; results of examinations by our banking regulators; interest rate fluctuations; economic conditions in the Company’s primary market area; ability of the issuers of trust preferred securities to repay the obligations, demand for residential, commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technological factors affecting operations; pricing of products and services; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.  Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.  The Company undertakes no responsibility to update or revise any forward-looking statement.

Rainier Pacific Financial Group, Inc. & Subsidiary
Consolidated Statements of Condition
(Dollars in Thousands)

ASSETS
	At December 31,	At September 30,	At December 31,
	2008	2008	2007

Cash and cash equivalents	$ 8,811	$ 8,070	$ 8,724
Interest-bearing deposits with banks	29,425	15	90
Securities available-for-sale	53,142	65,993	131,287
Securities held-to-maturity (fair value at December 31, 2008: $34,162; at September 30, 2008: $35,650; and at December 31, 2007: $45,541)	33,984	36,516	45,756
Federal Home Loan Bank of Seattle (“FHLB”) stock, at cost	13,712	13,712	13,712
Loans	670,776	664,247	637,000
Loans held-for-sale	1,505	-	-
Less: allowance for loan losses	(13,329)	(13,943)	(8,079)
Loans, net	658,952	650,304	628,921

Premises and equipment, net	33,770	33,826	33,813
Accrued interest receivable	3,535	3,378	3,980
Other assets	36,767	28,835	12,581

TOTAL ASSETS	$872,098	$840,649	$878,864

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits
Non-interest bearing	$ 40,331	$ 40,526	$ 33,924
Interest-bearing	478,908	423,530	427,563
Total deposits	519,239	464,056	461,487

Borrowed funds	291,217	308,500	320,454
Corporate drafts payable	1,554	4,492	2,510
Accrued compensation and benefits	1,745	1,269	1,758
Other liabilities	4,184	4,824	5,835

TOTAL LIABILITIES	817,939	783,141	792,044

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value: 1,000,000 shares authorized; none issued or outstanding	-	-	-
Common stock, no par value: 49,000,000 shares authorized; 6,295,298 shares issued and 5,968,393 shares outstanding at December 31, 2008; 6,399,390 shares issued and 6,011,462 shares outstanding at September 30, 2008; and 6,466,633 shares issued and 5,977,645 shares outstanding at December 31, 2007.	51,303	50,689	50,458
Unearned Employee Stock Ownership Plan (“ESOP”) shares	(3,224)	(3,393)	(3,903)
Accumulated other comprehensive loss, net of tax	(34,446)	(32,783)	(4,575)
Retained earnings	40,526	42,995	44,840

TOTAL SHAREHOLDERS’ EQUITY	54,159	57,508	86,820

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$872,098	$840,649	$ 878,864

Rainier Pacific Financial Group, Inc. & Subsidiary
Consolidated Statements of Operations
(Dollars in Thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
INTEREST INCOME
Loans	$10,794	$11,808	$43,928	$47,179
Securities available-for-sale	1,325	2,102	5,762	8,201
Securities held-to-maturity	381	512	1,650	2,150
Interest-bearing deposits	3	23	36	131
FHLB dividends	-	27	130	82
Total interest income	12,503	14,472	51,506	57,743
INTEREST EXPENSE
Deposits	2,934	3,960	12,235	16,228
Borrowed funds	3,377	3,751	13,944	15,216
Total interest expense	6,311	7,711	26,179	31,444
Net interest income	6,192	6,761	25,327	26,299
PROVISION FOR LOAN LOSSES	300	150	7,000	600
Net interest income after provision for loan losses	5,892	6,611	18,327	25,699
NON-INTEREST INCOME
Deposit service fees	873	885	3,578	3,496
Loan service fees	289	295	1,201	1,314
Insurance service fees	537	595	2,214	2,312
Investment service fees	238	134	670	580
Real estate lease income	406	249	1,184	1,112
Gain on sale of securities, net	28	-	40	-
Gain on sale of loans, net	303	117	1,178	379
Gain (loss) on sale of other real estate owned	4	-	(21)	-
Gain (loss) on sale of premises and equipment, net	(1)	(1)	(2)	10
Impairment on securities	(2,792)	-	(2,792)	-
Other operating income	32	354	568	423
Total non-interest income (loss)	(83)	2,628	7,818	9,626
NON-INTEREST EXPENSE
Compensation and benefits	4,722	4,043	16,868	16,341
Office operations	924	1,014	3,806	3,962
Occupancy	658	672	2,460	2,580
Loan servicing	140	129	499	498
Outside and professional services	414	426	1,393	1,366
Marketing	543	226	1,305	1,036
Other operating expenses	536	943	2,486	3,230
Total non-interest expense	7,937	7,453	28,817	29,013

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR FEDERAL INCOME TAX	(2,128)	1,786	(2,672)	6,312

PROVISION (BENEFIT) FOR FEDERAL INCOME TAX	(107)	876	(162)	2,458

NET INCOME (LOSS)	$(2,021)	$ 910	$(2,510)	$ 3,854

EARNINGS (LOSS) PER COMMON SHARE
Basic	$ (0.34)	$ 0.15	$ (0.42)	$ 0.64
Diluted	$ (0.34)	$ 0.15	$ (0.42)	$ 0.64
Weighted average shares outstanding – Basic	5,991,574(1)	5,979,580(2)	5,990,260 (1)	5,983,677(2)
Weighted average shares outstanding – Diluted	5,991,574	5,979,580	5,990,260	6,010,971

(1)
Weighted average shares outstanding – Basic includes 265,202 vested and ratably earned shares of the 269,740 restricted shares granted and issued under the 2004 Management Recognition Plan (“MRP”), net of forfeited shares.

(2)	Weighted average shares outstanding – Basic includes 228,175 vested and ratably earned shares of the 326,900 restricted shares granted and issued under the MRP, net of forfeited shares.

Rainier Pacific Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands)

	Three Months Ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
INTEREST INCOME
Loans	$ 10,794	$10,666	$11,191	$11,277
Securities available-for-sale	1,325	1,304	1,276	1,857
Securities held-to-maturity	381	398	420	451
Interest-bearing deposits	3	-	6	27
FHLB dividends	-	48	48	34
Total interest income	12,503	12,416	12,941	13,646
INTEREST EXPENSE
Deposits	2,934	2,735	2,979	3,587
Borrowed funds	3,377	3,527	3,524	3,516
Total interest expense	6,311	6,262	6,503	7,103
Net interest income	6,192	6,154	6,438	6,543
PROVISION FOR LOAN LOSSES	300	6,000	550	150
Net interest income after provision for loan loss	5,892	154	5,888	6,393
NON-INTEREST INCOME
Deposit service fees	873	958	908	839
Loan service fees	289	310	287	315
Insurance service fees	537	598	529	550
Investment service fees	238	147	121	164
Real estate lease income	406	270	262	246
Gain on sale of securities, net	28	1	-	11
Gain on sale of loans, net	303	190	450	235
Gain (loss) on sale of other real estate owned	4	(32)	7	-
Gain (loss) on sale of premises and equipment, net	(1)	-	(1)	-
Impairment on securities	(2,792)	-	-	-
Other operating income	32	37	38	461
Total non-interest income (loss)	(83)	2,479	2,601	2,821
NON-INTEREST EXPENSE
Compensation and benefits	4,722	4,044	4,042	4,060
Office operations	924	990	937	955
Occupancy	658	572	616	614
Loan servicing	140	127	123	109
Outside and professional services	414	283	248	448
Marketing	543	260	218	284
Other operating expenses	536	746	716	488
Total non-interest expense	7,937	7,022	6,900	6,958

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR FEDERAL INCOME TAX	(2,128)	(4,389)	1,589	2,256

PROVISION (BENEFIT) FOR FEDERAL INCOME TAX	(107)	(1,439)	572	812

NET INCOME (LOSS)	$ (2,021)	$(2,950)	$ 1,017	$ 1,444

EARNINGS (LOSS) PER COMMON SHARE
Basic	$ (0.34)	$ (0.49)	$ 0.17	$ 0.24
Diluted	$ (0.34)	$ (0.49)	$ 0.17	$ 0.24
Weighted average shares outstanding – Basic	5,991,574(1)	5,998,207 (2)	5,987,866 (3)	5,983,393(4)
Weighted average shares outstanding – Diluted	5,979,580	5,998,207	5,987,866	5,983,393

(1)	Weighted average shares outstanding – Basic includes 265,202 vested and ratably earned shares of the 269,740 restricted shares granted and issued under the MRP, net of forfeited shares.
(2)	Weighted average shares outstanding – Basic includes 277,513 vested and ratably earned shares of the 326,100 restricted shares granted and issued under the MRP, net of forfeited shares.
(3)	Weighted average shares outstanding – Basic includes 262,877 vested and ratably earned shares of the 326,300 restricted shares granted and issued under the MRP, net of forfeited shares.
(4)	Weighted average shares outstanding – Basic includes 245,972 vested and ratably earned shares of the 326,300 restricted shares granted and issued under the MRP, net of forfeited shares.

Rainier Pacific Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2008	2008	2008	2008	2007
Loan portfolio composition:
Real estate:
One- to four-family residential (1)	$ 56,325	$ 65,997	$75,879	$ 84,211	$ 76,882
Five or more family residential	148,949	141,449	146,050	148,991	149,080
Commercial	253,801	248,243	245,522	223,076	212,901
Total real estate	459,075	455,689	467,451	456,278	438,863
Real estate construction:
One- to four-family residential	71,424	79,120	79,581	78,607	73,114
Five or more family residential	483	471	-	-	1,839
Commercial	9,953	5,991	4,032	4,157	3,827
Total real estate construction	81,860	85,582	83,613	82,764	78,780
Consumer:
Automobile	11,818	13,409	15,621	18,027	20,798
Home equity	42,442	42,660	42,344	43,980	45,293
Credit cards	23,192	22,793	22,063	22,120	23,172
Other	8,132	8,123	7,962	7,812	7,411
Total consumer	85,584	86,985	87,990	91,939	96,674
Commercial business	45,762	35,991	24,920	24,643	22,683
Subtotal	672,281	664,247	663,974	655,624	637,000
Less: Allowance for loan losses	(13,329)	(13,943)	(8,271)	(7,979)	(8,079)
Total loans, net	$658,952	$650,304	$655,703	$647,645	$628,921
Sold loans, serviced for others	$148,493	$135,496	$127,824	$115,214	$114,629
Non-performing assets:
Loans 90 days or more past due or non-accrual loans (2):
Real estate	$ -	$ -	$ -	$ -	$ -
Real estate construction	24,042	31,243	13,461	-	-
Consumer	488	242	415	426	497
Commercial business	14	288	-	-	-
Repossessed assets	38	-	-	6	49
Other real estate owned	6,796	103	446	1,222	-
Total non-performing assets	$ 31,378	$ 31,876	$14,322	$ 1,654	$ 546
Loans greater than 30 days delinquent (2)	$ 26,863	$ 26,049	$ 7,091	$ 1,678	$ 2,125
Loans greater than 30 days delinquent as a percentage of loans	4.00%	3.92%	1.07%	0.26%	0.33%
Non-performing loans as a percentage of loans	3.65%	4.78%	2.09%	0.06%	0.08%
Non-performing assets as a percentage of assets	3.60%	3.79%	1.65%	0.19%	0.06%
Allowance for loan loss as a percentage of non-performing loans	54.31%	43.88%	59.61%	1,873.00%	1,625.55%
Allowance for loan loss as a percentage of non-performing assets	42.48%	43.74%	57.75%	482.41%	1,479.67%
Allowance for loan loss as a percentage of total loans	1.98%	2.10%	1.25%	1.22%	1.27%

Core deposits (all deposits, excluding CDs)	$256,689	$247,990	$238,271	$229,401	$226,743
Non-core deposits (CDs)	262,550	216,066	225,454	241,971	234,744
Total deposits	$519,239	$464,056	$463,725	$471,372	$461,487
Loans/Deposits	129.47%	143.14%	143.18%	139.09%	138.03%
Equity/Assets	6.21%	6.84%	8.68%	9.56%	9.88%
Tangible Equity/Assets	5.85%	6.46%	8.30%	9.18%	9.48%

(1) Includes loans held-for-sale.
(2)
 The Company may classify selected loans as non-accrual although the contractual payments on the loans are not past due, based upon other factors or characteristics known to the Company relating to the loan or the borrower.  Therefore, the amount of loans reported as “90 days or more past due or non-accrual loans” may exceed the amount of loans reported as “greater than 30 days delinquent”.

Rainier Pacific Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Loan growth (decline)	1.21%	0.58%	5.54%	(0.37%)
Deposit growth	11.89%	0.12%	12.51%	0.89%
Equity decline	(5.82%)	(3.14%)	(37.62%)	(1.15%)
Asset growth (decline)	3.74%	(0.39%)	(0.77%)	(2.64%)

Loans originated	$ 57,498	$ 67,223	$ 240,409	$ 214,713
Loans sold	$ 19,900	$ 6,194	$ 68,121	$ 23,698
Loans charged-off, net	$ 914	$ 214	$ 1,750	$ 804

Increase (decrease) in non-interest income	(103.16%)	12.55%	(18.78%)	8.40%
Increase (decrease) in non-interest expense	(6.49%)	6.24%	(0.68%)	1.06%
Net charge-offs to average loans	0.54%	0.13%	0.27%	0.13%
Efficiency ratio	129.92%	79.38%	86.94%	80.76%
Return on assets	(0.94%)	0.41%	(0.29%)	0.43%
Return on equity	(14.20%)	4.08%	(3.41%)	4.32%

Interest-earning assets:
Yield on loans	6.40%	7.36%	6.67%	7.35%
Yield on investments	6.83%	5.68%	5.46%	5.43%
Yield on FHLB stock	0.00%	0.80%	0.95%	0.60%
Yield on interest-earning assets	6.32%	6.88%	6.38%	6.80%

Interest-bearing liabilities:
Cost of deposits	2.61%	3.72%	2.86%	3.82%
Cost of borrowed funds	4.43%	4.45%	4.39%	4.48%
Cost of interest-bearing liabilities	3.34%	4.04%	3.51%	4.11%
Net interest rate spread	2.98%	2.84%	2.87%	2.69%

Net interest margin	3.14%	3.23%	3.14%	3.09%

Net interest margin-quarter ended 09/30/2008	3.06%
Net interest margin-quarter ended 06/30/2008	3.13%
Net interest margin-quarter ended 03/31/2008	3.20%
Net interest margin-quarter ended 12/31/2007	3.23%

As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2008	2008	2008	2008	2007
Shares outstanding at end of period	5,972,931(1)	6,054,391(2)	6,065,625(3)	6,078,444(4)	6,076,370(5)
Book value per share	$ 9.07	$ 9.50	$ 12.46	$ 13.83	$ 14.29
Tangible book value per share	$ 8.54	$ 8.97	$ 11.91	$ 13.27	$ 13.77

(1)	Shares outstanding represent 6,295,298 shares issued (including 4,538 unvested restricted shares granted under the MRP), less 322,367 unallocated shares under the ESOP.
(2)	Shares outstanding represent 6,399,390 shares issued (including 48,587 unvested restricted shares granted under the MRP), less 339,341 unallocated shares under the ESOP.
(3)	Shares outstanding represent 6,421,940 shares issued (including 63,423 unvested restricted shares granted under the MRP), less 356,315 unallocated shares under the ESOP.
(4)	Shares outstanding represent 6,451,733 shares issued (including 80,328 unvested restricted shares granted under the MRP), less 373,289 unallocated shares under the ESOP.
(5)	Shares outstanding represent 6,466,633 shares issued (including 98,725 unvested restricted shares granted under the MRP), less 390,263 unallocated shares under the ESOP.

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